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                                                                   EXHIBIT 10.33


                               ESCROW AGREEMENT

          THIS ESCROW AGREEMENT (the "Agreement") is entered into as of June 4, 1998 by and among American Tower Systems Corporation, a Delaware corporation ("ATS") and Harris Trust and Savings Bank ("Harris"), as Escrow Agent ("Escrow Agent") and as Transfer Agent ("Transfer Agent").

                                   RECITALS

          A. ATS has authorized the issuance of and agreed to sell to the several purchasers, subject to certain conditions, up to $400 million aggregate initial liquidation preference of the Company's Series A Redeemable Pay-In-Kind Preferred Stock, $.01 par value per share (the "PIK Preferred Stock"), exchangeable by holders in accordance with their terms into shares of ATS's Series A Exchange Pay-In-Kind Preferred Stock, $.01 par value per share (the "Exchange Preferred Stock"), shares of Exchange Preferred Stock being exchangeable, in ATS's sole discretion, in accordance with their terms for Subordinated Exchange Debentures due 2010 (the "Exchange Debentures");

          B. The PIK Preferred Stock has been or will be issued pursuant to a certificate of designation (the "PIK Certificate") in the form attached hereto as Exhibit A, and the Exchange Preferred Stock has been or will be issued pursuant to a certificate of designation (the "Exchange Certificate") in the form attached hereto as Exhibit B.

          C. ATS has agreed to deliver to the Escrow Agent certificates representing at least $500,000,000 in aggregate liquidation preference of Exchange Preferred Stock plus from time to time such additional shares of Exchange Preferred Stock as shall be necessary to permit the exchange of all outstanding PIK Preferred Stock into Exchange Preferred Stock.

          D. Harris Trust and Savings Bank has agreed to act as (i) Transfer Agent with respect to the PIK Preferred Stock and the Exchange Preferred Stock and (ii) Escrow Agent under this Escrow Agreement.

          E. ATS has delivered irrevocable transfer instructions to the Transfer Agent and Escrow Agent (a copy of which is attached hereto as Annex A).

          F. The parties hereto desire to establish the terms and conditions pursuant to which the Escrow Shares (as hereinafter defined) will be deposited with, held by, and disbursed by the Escrow Agent.

          NOW, THEREFORE, the parties agree as follows:
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          1.   ESCROW.
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               1.1  DEPOSIT OF ESCROW SHARES.  On the date hereof, ATS shall deliver to the Escrow Agent certificates representing at least $500,000,000 in aggregate liquidation preference of the Exchange Preferred Stock (the "Escrow Shares"). The Escrow Shares will be represented by certificate(s) issued in the name of the Escrow Agent and accompanied by additional certificates (the "Additional Certificates") issued in blank in name with an aggregate liquidation preference equal to $500,000,000 and executed by the Company and prepared for countersignature by the Transfer Agent. The Escrow Shares and the Additional Certificates will be held by the Escrow Agent from the date of their delivery until the expiration of the Escrow Period (as defined in Section 1.2 below).
The Escrow Shares shall include such additional Shares represented by the Additional Certificates as ATS may from time to time direct the Transfer Agent to countersign and deliver to the Escrow Agent to be held pursuant hereto as Escrow Shares. The Escrow Agent need not inquire into whether or not the correct number of Escrow Shares have been delivered to it and may assume that the certificates delivered to it are all that it is required to receive.

               1.2  DISTRIBUTION OF ESCROW SHARES.

                    (a) ESCROW PERIOD. The Escrow Shares and the Additional Certificates will be held in escrow, subject to the exchange of Escrow Shares and the Additional Certificates in accordance with Section 2.1, for so long as any shares of PIK Preferred Stock remain outstanding ("Escrow Period"). ATS shall promptly notify the Escrow Agent in writing of the date the PIK Preferred Stock no longer remains outstanding no longer remains outstanding.

                    (b) EXPIRATION. Upon written notification to the Escrow Agent by ATS and Credit Suisse First Boston Corporation ("CSFBC") that the Escrow Period has expired, on which notification the Escrow Agent may rely without inquiry, the Escrow Agent shall release from escrow to ATS any remaining Escrow Shares and all Additional Certificates promptly and, in any event, within three business days; provided, however, that ATS may in such written notification direct the Escrow Agent to cancel such remaining Escrow Shares and Additional Certificates which the Escrow Agent agrees to do in such event prior to delivering them to ATS.

               1.3 NO ENCUMBRANCE. No Escrow Shares, Additional Certificates or Exchange Debentures or any beneficial interest therein may be pledged, sold, assigned, transferred, or otherwise encumbered, including by operation of law, by ATS or the Escrow Agent, or any other person, or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of ATS or the Escrow Agent, or any other person, prior to the termination of the Escrow Period.

          2.   EXCHANGE.

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               2.1  EXCHANGE.  Promptly following the later of (a) the Interim
Financing Maturity Date (as defined in the PIK Certificate) and (b) presentment by a holder of PIK Preferred Stock of the certificates representing such stock together with stock powers executed in favor of ATS, with signature guaranteed by an "Eligible Institution" (the Escrow Agent) will deliver certificates to the Transfer Agent who will countersign and issue certificates registered in the name of such holder or its nominee representing the liquidation preference amount of Exchange Preferred Stock to which such holder is entitled pursuant to
Section 8(a) of the PIK Certificate, such amount to be calculated by ATS, as calculation agent. Any stock transfer taxes applicable to the exchange of PIK Preferred Stock for Exchange Preferred Stock shall be paid by ATS, except if the Exchange Preferred Stock is to be issued in the name of a person other than the registered holder of PIK Preferred Stock being exchanged therefor, in which case the person submitting the certificates for exchange will, as a condition to receiving shares of Exchange Preferred Stock, pay such stock transfer taxes or provide to the Escrow Agent satisfactory evidence of the payment of such taxes. "Eligible Institution" means a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934 as "an eligible guarantor institution".

               2.2 EXCHANGE DEBENTURES. In the event that ATS exchanges Exchange Debentures for shares of Exchange Preferred Stock while any shares of PIK Preferred Stock remain outstanding, ATS shall immediately deposit with the Escrow Agent Exchange Debentures (the "Escrow Debentures") in an aggregate principal amount equal to the liquidation preference (plus the redemption premium) of the remaining Escrow Shares. Such Escrow Debentures shall be held by the Escrow Agent in escrow for exchange by holders of PIK Preferred Stock in accordance with the PIK Certificate and shall be exchanged for PIK Preferred Stock as the Exchange Preferred Stock is to be exchanged pursuant to Section 2.1 above.

          3.   LIMITATION OF LIABILITY OF THE ESCROW AGENT
               AND CALCULATION AGENT.
               -------------------------------------------

               3.1 CONDUCT. The Escrow Agent will be indemnified and will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own bad faith, willful misconduct or gross negligence. The Escrow Agent will not be responsible for the validity or sufficiency of this Agreement. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice the Escrow Agent will not be liable to anyone. The Escrow Agent will not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it.

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               3.2  CONFLICTING DEMANDS.  In the event conflicting demands are made or conflicting notices served upon the Escrow Agent with respect to the escrow provided hereby, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: (a) withhold and stop all further proceedings pursuant to, and performance under, this Agreement; or (b) file a suit in interpleader and obtain an order from any court of competent jurisdiction an order requiring the parties to interplead and litigate in such court conflicting demands or claims. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under this Agreement with respect to the claim(s) that are the subject of such interpleader suit, and ATS will pay all reasonable costs, expenses and attorney's fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent's rights under this Section 3.2, the amount thereof to be fixed and a judgment therefor to be rendered by the court in each suit.

          4.   EXPENSES.  ATS agrees to pay the Escrow Agent a fee according to
               --------
the fee letter attached hereto as Exhibit A. Fees are payable in advance as compensation for the ordinary administrative services to be rendered hereunder, and ATS agrees to pay all the expenses of the Escrow Agent, including the indemnity provided in Section 5 hereof. All reasonable fees and expenses of the Escrow Agent incurred in the course of performing its responsibilities hereunder will be promptly paid by ATS, upon receipt of a written invoice from the Escrow Agent.

          5.   INDEMNIFICATION.  The Escrow Agent shall be indemnified, jointly
               ---------------
and severally, and saved harmless by ATS or any successor thereto, from and against any and all liability, including all expenses reasonably incurred in its defense, to which the Escrow Agent shall be subject by reason of any action taken or omitted, or disbursement of any part of the Escrow Shares made by the Escrow Agent pursuant to this Escrow Agreement, except as a result of the Escrow Agent's own bad faith, gross negligence or willful misconduct. The reasonable costs and expenses of enforcing this right of indemnification shall also be paid by ATS, unless a court of competent jurisdiction determines that the Escrow Agent is not entitled to indemnification hereunder. This right of indemnification shall survive the termination of this Agreement, and the removal or resignation of the Escrow Agent.

          6.   SUCCESSOR ESCROW AGENT.  If the Escrow Agent becomes unavailable
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or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving written notice of resignation to the parties to this Agreement, specifying not less than sixty (60) days' prior notice of the date when such resignation will take effect. ATS shall designate a successor Escrow Agent prior to the expiration of such sixty-day period by giving written notice to the Escrow Agent. Such successor must be a bank with assets of at least $500 million. Upon payment of its outstanding invoices for fees and expenses, the Escrow Agent will promptly transfer the Escrow Shares or Escrow Debentures, as the

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case may be, to such designated successor. If written notice designating a successor escrow agent has not been received by the Escrow Agent within sixty
(60) days after the giving of notice of resignation, the resigning Escrow Agent may, at the expense of ATS, petition any court of competent jurisdiction for the appointment of a successor escrow agent.

          7.   LIMITATION OF RESPONSIBILITY; NOTICES.  The Escrow Agent's duties
               --------------------------------------
are limited to those set forth in this Agreement. The Escrow Agent may rely upon the written notices delivered to Escrow Agent hereunder.

          8.   NOTICES.  Any notice or other communication required or permitted
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to be given under this Agreement will be deemed duly given when (a) personally delivered, (b) sent by facsimile (but only if, immediately after the transmission, the sender's facsimile machine records in writing the correct answerback) or (c) five days have elapsed after mailing by certified or registered mail, postage prepaid; in each case addressed to a party at its address or facsimile number as set forth below:

               If to ATS:

                    American Tower Systems Corporation
                    116 Huntington Avenue
                    Boston, Massachusetts 02116
                    Attention: Joseph Winn
                    Facsimile: (617) 375-7575
                    Phone:

               With a copy to:

                    Sullivan & Worcester LLP
                    One Post Office Square
                    Boston Massachusetts 02109
                    Attention: Norman A. Bikales, Esq.
                    Facsimile: (617) 338-2880
                    Phone: (617) 338-2800

               If to the Escrow Agent:

                    Harris Trust and Savings Bank
                    311 West Monroe Street, 12th Floor
                    Chicago, Illinois  60606
                    Attention: Escrow Division\Marianne Tinerella
                    Facsimile: (312) 461-3525
                    Phone: (312) 461-2420

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or to such other address or facsimile number as a party may have furnished to the other party in writing pursuant to this Section 8.

          9.   GENERAL.
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               9.1  GOVERNING LAW.  The laws of the State of New York will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

               9.2 ASSIGNMENT; BINDING UPON SUCCESSORS AND ASSIGNS. Except as provided in this Section 9.2, the ATS and the Escrow Agent may not assign any of their rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               9.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument.

               9.4 ENTIRE AGREEMENT. This Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

               9.5 NO WAIVER. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

               9.6 AMENDMENT. This Agreement may be amended by the written agreement of ATS, the Escrow Agent and Credit Suisse First Boston Corporation ("CSFBC"); provided that, if the Escrow Agent does not agree to an amendment agreed upon by ATS and the CSFBC, the Escrow Agent will resign and ATS will appoint a successor Escrow Agent in accordance with Section 9 above. No amendment of the PIK Preferred Certificate of Designation will increase Escrow Agent's responsibilities or liability hereunder without Escrow Agent's written agreement.

               9.7 THIRD PARTY BENEFICIARIES. Holders of PIK Preferred Stock are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such persons.

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          IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.


AMERICAN TOWER SYSTEMS                       HARRIS TRUST AND SAVINGS BANK,
 CORPORATION                                  AS ESCROW AGENT

By:_______________________                   By:_____________________
   Name:                                        Name:
   Title:                                       Title:




                     [SIGNATURE PAGE TO ESCROW AGREEMENT]

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